UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

FTC Solar, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260 Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other events.

FTC Solar, Inc. (the “Company”) is refiling as Exhibit 99.1 hereto Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 8, Financial Statements and Supplementary Data, which includes the Company’s consolidated financial statements and the related report of the Company’s independent registered public accounting firm, that were previously included in its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”). The financial information filed as Exhibit 99.1 hereto is identical to that included in the Form 10-K other than (i) an update to “Liquidity and Capital Resources” in Part II, Item 7 and (ii) an update to “Liquidity” in Note 3 to the consolidated financial statements in Part II, Item 8. The updates reflect (i) the change in our assessment that was made at the time of the filing of our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 (the “Quarterly Report”) as to whether substantial doubt exists about our ability to continue as a going concern based on the occurrence of certain 2022 events as discussed in our Quarterly Report and (ii) the impact of the amendment to our senior secured revolving credit facility that was entered into on June 2, 2022. The report of the Company’s independent registered public accounting firm included in Exhibit 99.1 hereto has been updated and dual dated to include a paragraph indicating that there are matters that raise substantial doubt about the Company’s ability to continue as a going concern. Other than as described in the preceding sentences, Exhibit 99.1 does not revise, modify, update or otherwise affect the Form 10-K, including the consolidated financial statements.

This Form 8-K is being filed only for the purposes described above, and all other information in the Form 10-K remains unchanged. In order to preserve the nature and character of the disclosures set forth in the Form 10-K, the items included in Exhibit 99.1 of this Form 8-K have been updated solely for the matters described above. No attempt has been made in this Form 8-K to identify or disclose other events or occurrences after the date of the filing of the Form 10-K on March 21, 2022, and it should not be read to modify or update other disclosures as presented in the Form 10-K. As a result, this Form 8-K should be read in conjunction with the Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the Form 10-K.

The Company is in process of evaluating the impacts of the June 2, 2022 amendment to the senior secured revolving credit facility, and the June 6, 2022 announcement allowing U.S. solar deployers the ability to import solar modules and cells from Cambodia, Malaysia, Thailand and Vietnam free of certain duties for 24 months, among other factors, on its liquidity, and will conduct its going concern assessment in connection with the issuance of its financial statements in future periods in accordance with U.S. GAAP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8, Financial Statements and Supplementary Data, of FTC Solar, Inc. for the year ended December 31, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTC SOLAR, INC.

Date: June 13, 2022	By:	/s/ Phelps Morris
Phelps Morris
Chief Financial Officer